Q2 FY ‘22 Quarterly Earnings & Strategic Update

This document may contain certain forward-looking statements about the Company, such as discussions of Company’s pricing trends, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. The Company intends such forward- looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements generally can be identified by the use of words or phrases, including, but not limited to, “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “setting up,” “beginning to,” “will,” “should,” “would,” “resume” or similar statements. We caution that forward-looking statements are subject to known and unknown risks and uncertainties that may cause the Company’s actual future results and performance to differ materially from expected results including, but not limited to, the possibility that any of the anticipated benefits of the transaction between the Company and Poppin will not be realized or will not be realized within the expected time period; the risk that integration of the operations of Poppin with the Company will be materially delayed or will be more costly or difficult than expected; the risk that any projections or guidance by the Company, including revenues, margins, earnings, or any other financial results are not realized; a shortage of manufacturing labor and related cost; disruptions in our supply chain and freight channels including impacts on cost and availability; adverse changes in global economic conditions; successful execution of the second phase of the Company’s restructuring plan; increased global competition; significant reduction in customer order patterns; loss of key suppliers; loss of or significant volume reductions from key contract customers; financial stability of key customers and suppliers; relationships with strategic customers and product distributors; availability or cost of raw materials, components and freight; changes in the regulatory environment; global health concerns (including the impact of the COVID-19 outbreak); or similar unforeseen events. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in the Company’s Form 10-K filing for the fiscal year ended June 30, 2021 and other filings with the Securities and Exchange Commission. Safe Harbor Statement

Key Takeaways



Third Consecutive Quarter of Double-Digit Order Growth in Workplace and Health End Markets

Trusted Expertise in Ancillary Products - Comprising ~85% of Q2 FY22 Sales[1]

Continued Strength in Secondary Markets - Accounting for ~80% of Sales[1] in Q2 FY22

Anticipate Challenging Business Conditions to Improve in 2H of FY22

[1] Excludes Hospitality and Poppin

Kimball International

Workplace • Workplace sales increased 21% year- over-year, with orders up 42% • Poppin bookings up 106% year-over-year • Poppin Miami showroom fully operational, Austin and Atlanta to follow in Q3

Health • Net sales increased 6% year-over-year, with orders up 13% • Secular trends and health space innovations underscore the long-term growth potential for this market • New product introductions represent 23% of our sales Health

Q2 FY ‘22 Financial Highlights1 $151.4M REVENUE $137.9M ORGANIC REVENUE 2 31.8% ADJUSTED GROSS MARGIN 2 30.7% GROSS MARGIN $51.9M S&A 1 Unaudited. 2 See Appendix for Non-GAAP reconciliations. $48.5M ADJUSTED S&A 2

1 Unaudited. 2 See Appendix for Non-GAAP reconciliations. Q2 FY ‘22 Financial Highlights1 (Continued) $4.0M ADJUSTED EBITDA 2 $(5.7)M ADJUSTED NET LOSS 2 $(21.3)M NET LOSS $(0.58) EPS $(0.16) ADJUSTED EPS 2

Year-over-year Quarter Comparison Q2 ’22 vs. Q2 ’21 (in millions) Workplace end market includes commercial, educational, government and financial verticals and eBusiness 1 Unaudited. $87.4 $87.1 $106.1 $123.8 Net Sales Orders Q2 FY21 Q2 FY22 +21% Workplace $27.0 $27.4 $28.5 $30.9 Net Sales Orders Q2 FY21 Q2 FY22 Health $21.8 $20.4 $16.8 $17.9 Net Sales Orders Q2 FY21 Q2 FY22 Hospitality -23% +42% +6% +13% -12% Quarterly Sales and Orders by Market1

$99.6M CASH, CASH EQUIVALENTS, PLUS THE UNUSED AMOUNT OF OUR CREDIT FACILITY $0.7M CASH PROVIDED BY OPERATIONS $7.7M CAPEX $0.9M SHARE REPURCHASES $3.3M DIVIDENDS 1 Unaudited. Q2 FY ‘22 Liquidity and Capital Allocation1

Revenue growth ~15-20%, back half weighted CAPEX: $25 million, net of disposals Cost savings: $10 million S&A: Above FY 2021 levels Full Year ‘22 Guidance

Revenue Growth: 23% to 25% year-over-year Adj. Gross Margin: Approx. 31% Adj. S&A: $50 million to $52 million Q3 FY ‘22 Guidance

Looking Ahead Record backlog and pricing actions set up margin expansion in 2H of FY22 Expanding strong relationships in secondary markets accounting for ~80% of revenue1 Expertise in ancillary products, aligned with customer demand; ~85% of trailing 12-month revenues1 Line of sight to sustained high activity levels contributing to our broader pipeline Focused on accelerating market share gains and continuing to invest in growth in 2022 1 Excludes Hospitality and Poppin

Our Vision for Impact Environmental, Social and Governance (ESG) Roadmap Kimball International is dedicated to building a more sustainable future and making a difference in our communities through five important focus areas. Environmental Management & Sustainable Products Integrate sustainability into the development of our products and their lifecycle through environmentally responsible business practices, helping our customers achieve their own sustainability objectives Human Capital Management: Talent Development Invest in our employees’ growth & development through leadership development programs, learning opportunities, tuition reimbursement Diversity, Equity, Inclusion & Belonging Promote a work environment in which each employee feels valued and respected through initiatives that foster greater diversity and inclusivity Product Quality and Safety Safeguard the health & safety of our customers, manufacturing employees and the environment through a robust set of systems and procedures Responsible Supply Chain Management Use materials obtained from environmentally and socially responsible sources while partnering with businesses committed to the highest ethical standards

APPENDIX

15 Non-GAAP Reconciliation (Unaudited) A P P E N D I X

16 Non-GAAP Reconciliation (Unaudited) – continued A P P E N D I X

17 Non-GAAP Reconciliation (Unaudited) – continued A P P E N D I X